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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the reference in this Registration Statement on Form S-4 of our report dated January 23, 1998, except for Note M, as to which the date is August 10, 2001, relating to the combined financial statements of Nalley Chevrolet, Inc. and affiliated entities, and to the reference to our Firm under the captions "Selected Consolidated Financial And Other Data" and "Experts".

/s/ Dixon Odom PLLC

Alpharetta, Georgia
June 24, 2002